                                                Filed pursuant to Rule 424(b)(2)
                                                Registration No. 33-61601-01


                   Pricing Supplement, dated March 25, 1996
                  to Prospectus dated September 27, 1995 and
                 Prospectus Supplement dated October 6, 1995

                           BANPONCE FINANCIAL CORP.

                             MEDIUM-TERM SERIES C

             Due From Nine Months to 30 Years From Date of Issue

             Payment of Principal, Premium, if any, and Interest

                        Unconditionally Guaranteed by

                             BANPONCE CORPORATION



PRINCIPAL AMOUNT....................................... U.S. $5,000,000.00


ORIGINAL ISSUE DATE.................................... March 27, 1996


MATURITY DATE ......................................... March 29, 1999


GLOBAL NOTE............................................ Yes


INITIAL INTEREST RATE.................................. 6.34%


INTEREST RATE BASIS.................................... Fixed


INDEX MATURITY......................................... N/A


SPREAD................................................. N/A


INTEREST RATE RESET PERIOD............................. N/A


INTEREST PAYMENT PERIOD................................ Semi Annually:
                                                        June 15 and December 15.


The proceeds from the issuance of the Note to which this Pricing Supplement relates will be used to finance Equity One, Inc. operations.